EXHIBIT 99.1

Premier Exhibitions Reports Second Quarter Fiscal 2016 Results

ATLANTA, Oct. 14, 2015 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (NASDAQ:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the second quarter of fiscal 2016 ended August 31, 2015.

Comparing the second fiscal quarter 2016 with the prior year's second fiscal quarter:

  Total revenue decreased 18.8% to $6.7 million compared to $8.3 million in the second quarter of fiscal 2015.
  Gross profit decreased to $1.1 million from $3.0 million in last year's second fiscal quarter while gross margins fell to 16.1% from 36.5% in the prior year period. The decrease in gross profit is primarily due to the decrease in revenues and an increase in production and marketing expenses related to our New York City location.
  Net loss after non-controlling interest was $3.1 million, or $0.63 per diluted share, compared to net loss after non-controlling interest of $1.7 million, or $0.34 per diluted share in last year's second quarter. Adjusted EBITDA, a non-GAAP measure (1), was $(1.3) million, a decrease of $0.8 million from the second quarter of prior year.
  Total exhibition days decreased 28.4% to 1,076 as compared to 1,503 in the second fiscal quarter of 2015.
  Average attendance per exhibition day decreased 26.7% to 366 compared to 499 in last year's second fiscal quarter. Average ticket prices for semi-permanent and partner presented exhibitions decreased 4.1% to $16.10 from $16.79 in the second quarter of fiscal 2015.
  Average attendance per exhibition day for semi-permanent exhibitions was 319 compared to 344 in the prior year period. Average ticket prices for semi-permanent exhibitions increased 3.7% to $22.20 from $21.40 in the second quarter of fiscal 2015.
  General and administrative expenses decreased 29.1% to $2.6 million, compared with $3.7 million in last year's second fiscal quarter as the Company incurred lower compensation expense during the second quarter of fiscal 2016.
  On August 31, 2015, the Company had total cash and cash equivalents of $1.6 million.

Michael Little, Premier's Interim President and Chief Executive Officer, stated, "Our Saturday Night Live exhibition ticket sales have unfortunately been significantly below our expectations. We fully appreciate the importance of our New York exhibition facility to our future growth and profitability and we are exploring all options to both enhance the facility's revenue streams and reduce our operating costs. To that end we plan on opening a second exhibition, 'The Discovery of King Tut,' in our New York City location in November 2015."

Little continued, "We need additional financing to be able to continue our operations. We have a working capital deficit of $1.4 million excluding the convertible debt of $13.5 million, which is included in the short term portion of note payable on the balance sheet. We believe through management of our cash flow and payment obligations that the Company should reach the expected merger date of October 29, 2015 without the need for incremental financing. However, post-merger management believes that the Company will need up to $5.0 million of additional capital to fund ongoing operations and to bring accounts payable and accrued liabilities current. This amount should be sufficient to return the Company to at least break-even operations in the near term, assuming that management's plan of operations is achieved. If we are unable to obtain additional financing, we will likely not be able to continue operations as they are currently anticipated or at all."

Little concluded, "We remain committed to our merger agreement with Dinoking Tech, Inc. We have mailed the proxy statement to shareholders for their vote on the merger-related proposals at the special meeting scheduled to be held on October 29, 2015."

(1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income/(loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss/(gain) on sale of operating assets, impairment of intangible assets and fixed assets, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income/(loss), net income/(loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (NASDAQ:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, ability to achieve management's plan of operations, general economic conditions, ability to consummate and integrate acquisitions, mergers and other significant transaction, ability to obtain necessary funding, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "should," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Table 1
Premier Exhibitions, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	August 31,	February 28,
	2015	2015
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$ 1,606	$ 4,798
Accounts receivable, net of allowance for doubtful accounts of $220	886	1,417
Merchandise inventory, net of reserve of $45 and $25, respectively	997	1,127
Income taxes receivable	9	49
Prepaid expenses	2,963	2,684
Other current assets	556	459
Total current assets	7,017	10,534

Artifacts owned, at cost	2,872	2,881
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $24,756 and $22,766, respectively	21,096	11,503
Exhibition licenses, net of accumulated amortization of $5,293 and $6,069, respectively	1,493	1,629
Film, gaming and other application assets, net of accumulated amortization of $2,038 and $1,726, respectively	1,295	1,608
Deferred financing costs, net of accumulated amortization of $383 and $318, respectively	--	65
Future rights fees, net of accumulated amortization of $3,634 and $3,551, respectively	746	829
Construction deposit	--	134
Lease incentive	--	5,899
Restricted cash	68	426
Restricted securities	801	801
Deferred income taxes	60	60
Long-term exhibition costs	200	261
Subrogation rights	250	250
Total Assets	$ 35,899	$ 36,881

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 5,788	$ 4,782
Deferred rent	--	668
Deferred revenue	2,014	2,901
Deferred income taxes	60	60
Current portion of capital lease obligations	62	31
Current portion of royalty payable, net of discount of $3 and $48, respectively	294	413
Current portion of notes payable, net of discount of $3 and $10, respectively	13,696	8,190
Total current liabilities	21,914	17,045

Long-Term liabilities:
Lease abandonment	785	997
Deferred rent	9,048	8,867
Long-term portion of capital lease obligations	258	32
Long-term portion of royalty payable, net of discount of $48	207	301
Total long-term liabilities	10,298	10,197

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 4,917,423 and 4,916,644 shares, respectively; outstanding 4,917,222 and 4,916,443 shares, respectively	1	1
Additional paid-in capital	54,157	54,104
Accumulated deficit	(51,478)	(46,105)
Accumulated other comprehensive loss	(13)	(13)
Less treasury stock, at cost; 201 shares	(1)	(1)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	2,666	7,986
Equity Attributable to Non-controlling interest	1,021	1,653
Total liabilities and shareholders' equity	$ 35,899	$ 36,881

Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2015	2014	2015	2014
Revenue:
Exhibition revenue	$ 5,489	$ 6,755	$ 11,402	$ 12,763
Merchandise revenue	1,218	1,409	2,490	2,754
Management fee	32	133	66	271
Licensing fee	--	--	30	--
Total revenue	6,739	8,297	13,988	15,788

Cost of revenue:
Exhibition costs	5,283	4,687	10,254	8,508
Cost of merchandise sold	373	583	911	1,169
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	5,656	5,270	11,165	9,677

Gross profit	1,083	3,027	2,823	6,111

Operating expenses:
General and administrative	2,649	3,735	5,515	7,030
Depreciation and amortization	1,483	1,149	2,521	2,300
Gain on disposal of assets	(33)	--	(33)	(4)
Total operating expenses	4,099	4,884	8,003	9,326

Loss from operations	(3,016)	(1,857)	(5,180)	(3,215)

Interest expense	(444)	(21)	(819)	(44)
Other income	--	20	(6)	38

Loss before income taxes	(3,460)	(1,858)	(6,005)	(3,221)

Income tax expense	--	--	--	--

Net loss	(3,460)	(1,858)	(6,005)	(3,221)
Less: Net loss attributable to non-controlling interest	364	205	632	356
Net loss attributable to the shareholders of Premier Exhibitions, Inc.	$ (3,096)	$ (1,653)	$ (5,373)	$ (2,865)

Net loss per share:
Basic loss per common share	$ (0.63)	$ (0.34)	$ (1.09)	$ (0.58)
Diluted loss per common share	$ (0.63)	$ (0.34)	$ (1.09)	$ (0.58)

Shares used in basic per share calculations	4,917,222	4,907,343	4,917,154	4,906,892
Shares used in diluted per share calculations	4,917,222	4,907,343	4,917,154	4,906,892

Comprehensive loss	$ (3,096)	$ (1,653)	$ (5,373)	$ (2,865)

Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$ (3,460)	$ (1,858)	$ (6,005)	$ (3,221)

Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Depreciation and amortization	1,483	1,149	2,521	2,300
Lease abandonment	(106)	(114)	(212)	(231)
Gain on disposal of assets	(33)	--	(33)	(4)
Stock-based compensation	13	145	53	218
Allowance for doubtful accounts	--	6	--	16
Write-off of deferred financing costs	--	100	--	100
Amortization of deferred financing costs	--	--	65	--
Write-off of assets	--	--	16	--
Amortization of debt discount	29	20	51	41
Changes in operating assets and liabilities:
Decrease in accounts receivable	783	322	437	263
(Increase)/decrease in merchandise inventory, net of reserve	104	(7)	130	54
(Increase)/decrease in prepaid expenses	246	189	(381)	(202)
Increase in other current assets	(51)	(44)	(97)	(64)
Decrease in income taxes receivable	40	134	40	207
Increase in other receivables	--	(6)	--	(16)
(Increase)/decrease in restricted cash	25	(141)	358	(149)
(Increase)/decrease in long-term development costs	(5)	(60)	147	23
Increase/(decrease) in accounts payable and accrued liabilities	(363)	555	1,006	1,618
Increase/(decrease) in deferred rent	(248)	544	(487)	538
Increase/(decrease) in deferred revenue	(366)	(277)	(887)	285
Total adjustments	1,551	2,515	2,727	4,997
Net cash provided by/(used in) operating activities	(1,909)	657	(3,278)	1,776

Cash flows from investing activities:
Purchases of property and equipment	(93)	(23)	(5,259)	(393)
Proceeds from disposal of assets	33	--	33	4
Purchase of restricted certificate of deposit	--	--	--	(800)
Redemption of certificates of deposit	--	--	--	201
Decrease in artifacts	5	5	9	11
Net cash used in investing activities	(55)	(18)	(5,217)	(977)

Cash flows from financing activities:
Deferred financing costs	--	(50)	--	(100)
Payments on notes payable	--	--	--	(220)
Payments on royalty payable	--	--	(164)	--
Payments on capital lease obligations	(19)	(8)	(33)	(17)
Proceeds from short-term notes payable	2,000	--	5,500	--
Net cash provided by/(used in) financing activities	1,981	(58)	5,303	(337)

Effects of exchange rate changes on cash and cash equivalents	--	--	--	--

Net increase/(decrease) in cash and cash equivalents	17	581	(3,192)	462
Cash and cash equivalents at beginning of period	1,589	3,315	4,798	3,434
Cash and cash equivalents at end of period	$ 1,606	$ 3,896	$ 1,606	$ 3,896

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 390	$ 2	$ 583	$ 11
Cash received during the period for taxes	$ 40	$ 135	$ 40	$ 208
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment under capital leases	$ --	$ --	$ 290	$ --
Non-cash refinancing of notes payable	$ --	$ --	$ 8,000	$ --
Net assets recognized from execution of royalty agreement	$ --	$ --	$ --	$ 31
Non-cash payment on royatly payable	$ --	$ --	$ 94	$ --
Non-cash purchase of property and equipment using lease incentive and construction deposit	$ 1,290	$ --	$ 6,033	$ --

Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended		Six Months Ended
	August 31, 2015	August 31, 2014	August 31, 2015	August 31, 2014
	2Q16	2Q15	2Q16	2Q15

Net loss	$ (3,460)	$ (1,858)	$ (6,005)	$ (3,221)
Other income	--	(20)	6	(38)
Interest expense	444	21	819	44
Depreciation and amortization	1,483	1,149	2,521	2,300
Gain on disposal of assets	(33)	--	(33)	(4)
Stock based compensation	13	140	53	213
Transaction related expenses	227	--	744	--
Adjusted EBITDA(1)	$ (1,326)	$ (568)	$ (1,895)	$ (706)

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss/(gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income/(loss), net income/(loss), and other measures of financial performance reported in accordance with GAAP.

Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended		Six Months Ended
	August 31, 2015	August 31, 2014	August 31, 2015	August 31, 2014
	2Q16	2Q15	2Q16	2Q15

Compensation, excluding stock-based compensation	$ 953	$ 1,749	$ 1,944	$ 3,324
Stock-based compensation	13	140	53	213
Legal and other professional fees	755	781	1,608	1,283
Rent and other office expenses	386	440	829	867
Other	542	625	1,081	1,343
General & Administrative expense	$ 2,649	$ 3,735	$ 5,515	$ 7,030

Table 6
Exhibition Revenue & Operating Statistics
(In thousands)

	Three Months Ended		Six Months Ended
	August 31, 2015	August 31, 2014	August 31, 2015	August 31, 2014
	2Q16	2Q15	2Q16	2Q15

Admissions revenue	$ 4,662	$ 5,157	$ 9,502	$ 9,822
Non-refundable license fees for current exhibitions	827	1,598	1,900	2,941
Total exhibition revenue	$ 5,489	$ 6,755	$ 11,402	$ 12,763

Key Non-financial Measurements
Total number of exhibitions presented	13	18	18	22
Semi-permanent exhibitions presented	7	6	7	6
Partnered exhibitions presented	3	6	8	8
Exhibitions rented to promoters or museums	3	6	3	8
Total operating days for semi-permanent, partner and rented exhibitions	1,076	1,503	2,154	2,929
Total attendance for semi-permanent and partner presented exhibitions (in 000's)	332	544	777	1,039
Average attendance per day for semi-permanent and partnered exhibitions presented	366	499	425	480
Average ticket price for semi-permanent and partnered exhibitions presented	$ 16.10	$ 16.79	$ 17.21	$ 16.04
Average retail per attendee for semi-permanent and partnered exhibitions presented	$ 3.75	$ 2.71	$ 3.12	$ 2.69

Semi permanent exhibitions:
Total operating days	644	550	1,198	1,102
Total attendance (in 000's)	205	189	395	394
Average attendance per day	319	344	330	358
Average ticket price	$ 22.20	$ 21.40	$ 21.82	$ 20.43
Average retail per attendee	$ 4.34	$ 3.86	$ 3.97	$ 3.57
CONTACT: Investor Contact:
         Michael J. Little
         Interim President and Chief Executive Officer
         Chief Financial and Chief Operating Officer
         (404) 842-2600
         michael.little@prxi.com